EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION


                           CERTIFIED TRANSPORT, INC.
                                      and
                            VENTURE LOGISTICS, INC.


                               DATED: May 5, 1998

                               TABLE OF CONTENTS


1.       DEFINITIONS..............................................1

2.       PLAN OF REORGANIZATION...................................4
         ----------------------
         2.1      THE MERGER......................................4
         2.2      FRACTIONAL SHARES...............................6
         2.3      EFFECTS OF THE MERGER...........................6
         2.4      TAX-FREE REORGANIZATION.........................6
         2.5      PURCHASE ACCOUNTING TREATMENT...................7
         2.6      WAIVER OF DISSENTERS RIGHTS.....................7
         2.7      LOAN TO JAMES ARNOLD............................7
         2.8      RESTRICTED SHARES...............................7

3.       REPRESENTATIONS AND WARRANTIES OF SELLERS................7
         -----------------------------------------
         3.1      ORGANIZATION AND GOOD STANDING..................7
         3.2      AUTHORITY; NO CONFLICT..........................8
         3.3      CAPITALIZATION..................................9
         3.4      FINANCIAL STATEMENTS............................9
         3.5      BOOKS AND RECORDS..............................10
         3.6      TITLE TO PROPERTIES; ENCUMBRANCES..............10
         3.7      CONDITION AND SUFFICIENCY OF ASSETS............10
         3.8      ACCOUNTS RECEIVABLE............................10
         3.9      NO UNDISCLOSED LIABILITIES.....................11
         3.10     TAXES..........................................11
         3.11     NO MATERIAL ADVERSE CHANGE.....................11
         3.12     EMPLOYEE BENEFITS..............................12
         3.13     COMPLIANCE.....................................12
         3.14     LITIGATION.....................................12
         3.15     ABSENCE OF CHANGES.............................13
         3.16     CONTRACTS; NO DEFAULTS.........................14
         3.17     INSURANCE......................................14
         3.18     ENVIRONMENTAL MATTERS..........................15
         3.19     EMPLOYEES; INDEPENDENT CONTRACTORS.............16
         3.20     LABOR RELATIONS; COMPLIANCE....................16
         3.21     INTELLECTUAL PROPERTY..........................17
         3.22     RELATIONSHIPS WITH RELATED PERSONS.............17
         3.23     BROKERS OR FINDERS.............................18
         3.24     DISCLOSURE.....................................18
         3.25     INVESTMENT REPRESENTATION......................18

4.       REPRESENTATIONS AND WARRANTIES OF TGI AND NEWCO.........18
         -----------------------------------------------
         4.1      ORGANIZATION AND GOOD STANDING.................18
         4.2      AUTHORITY; NO CONFLICT.........................18
         4.3      CERTAIN PROCEEDINGS............................19
         4.4      SECURITIES COMPLIANCE..........................19
         4.5      ORGANIZATION AND GOOD STANDING.................19
         4.6      AUTHORITY; NO CONFLICT.........................19
         4.7      CERTAIN PROCEEDINGS............................20
5.       CLOSING.................................................20
         -------
         5.1      CLOSING........................................20
         5.2      CLOSING OBLIGATIONS............................20

6.       INDEMNIFICATION; REMEDIES...............................22
         -------------------------
         6.1      SURVIVAL; RIGHT TO INDEMNIFICATION NOT
                  AFFECTED BY KNOWLEDGE..........................22
         6.2      INDEMNIFICATION AND PAYMENT OF DAMAGES
                  BY SELLERS.....................................22
         6.3      INDEMNIFICATION AND PAYMENT OF DAMAGES
                  BY TGI.........................................22
         6.4      TIME LIMITATIONS...............................23
         6.5      ESCROW.........................................23
         6.6      PROCEDURE FOR INDEMNIFICATION--THIRD
                  PARTY CLAIMS...................................23
         6.7      PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS....25
         6.8      LIMITATION.....................................25
         6.9      RELEASE OF GUARANTEES..........................25

7.       GENERAL PROVISIONS......................................25
         ------------------
         7.1      EXPENSES.......................................25
         7.2      PUBLIC ANNOUNCEMENTS...........................25
         7.3      CONFIDENTIALITY................................25
         7.4      NOTICES........................................26
         7.5      FURTHER ASSURANCES.............................27
         7.6      WAIVER.........................................27
         7.7      ENTIRE AGREEMENT AND MODIFICATION..............27
         7.8      DISCLOSURE LETTER..............................27
         7.9      ASSIGNMENTS, SUCCESSORS, AND NO
                  THIRD-PARTY RIGHTS.............................27
         7.10     SEVERABILITY...................................28
         7.11     SECTION HEADINGS, CONSTRUCTION.................28
         7.12     TIME OF ESSENCE................................28
         7.13     GOVERNING LAW..................................28
         7.14     COUNTERPARTS...................................28

Exhibits and Schedules

         Exhibit "A"       --.......Articles of Merger
         Exhibit "B"       --.......Employment Agreements
         Exhibit "C"       --.......Noncompetition Agreement
         Exhibit "D"       --.......Escrow Agreement
         Exhibit "E"       --.......Subscription Agreement
         Exhibit "F"       --.......Promissory Note
         Exhibit "G"       --.......Stock Pledge Agreement
         Exhibit "H"       --.......Lease Agreement
         Exhibit "I"       --.......Arnold Promissory Note

                      Agreement and Plan of Reorganization


         This Agreement and Plan of Reorganization ("Agreement") is made as of May 5, 1998, by and between Transit Group, Inc., a Florida corporation ("TGI"), Certified Acquisition Corp., an Indiana corporation ("Newco"), Certified Transport, Inc., an Indiana corporation ("Certified"), Venture Logistics, Inc., an Indiana corporation ("Venture" and together with Certified, the "Companies"), and James Arnold, William T. Keywan and M. Douglas Williams, each a resident of the State of Indiana (individually a "Seller" and, collectively, the "Sellers"). TGI, the Companies and the Sellers are sometimes referred to herein individually as a "Party," and collectively as the "Parties".

                                    RECITALS

         A. The Parties intend that, subject to the terms and conditions set forth herein, Newco and Venture will merge with and into Certified in a reverse triangular merger (the "Merger"), with Certified to be the surviving corporation of the Merger, all pursuant to the terms and conditions of this Agreement, the Articles of Merger substantially in the form of Exhibit "A" hereto (the "Articles of Merger") and the applicable provisions of the laws of Indiana.

         B. Upon the effectiveness of the Merger, all the outstanding capital stock of the each of the Companies will be converted into capital stock of TGI, in the manner and on the basis determined herein and as provided in the Articles of Merger.

         C. The Merger is intended to be treated as a "purchase" for accounting purposes and a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of Section 368(a)(2)(D) of the Code.

         D. Sellers are the sole shareholders of the Companies.

                                   AGREEMENT

         For and in consideration of the above premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

         1.       DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "Agreement" --this Agreement and Plan of Reorganization together with all Schedules and Exhibits hereto.

         "March 31 Balance Sheet"--as defined in Section 3.4.

         "Closing"--as defined in Section 5.1.

         "Closing Date"--the date and time as of which the Closing actually takes place.

         "Companies"--collectively the Companies identified in the Recitals to this Agreement together with each Subsidiary.

         "Contemplated Transactions"--all of the transactions contemplated by this Agreement, including:

         (a)  the Merger of Newco, Venture and Certified;

         (b) the execution, delivery, and performance of the Employment Agreements, the Noncompetition Agreements, the Subscription Agreements and the Escrow Agreement; and

         (c) the performance by TGI, the Companies and the Sellers of their respective covenants and obligations under this Agreement.

         "Damages"--as defined in Section 6.2.

         "Effective Time" --the effective time of the Merger as defined in
Section 2.1.

         "Employment Agreements"--as defined in Section 5.2(a)(iii).

         "Environmental Law"--any law or regulation that materially requires or relates to:

         (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the environment;

         (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the environment;

         (c)  reducing  to  acceptable   levels  the  risks   inherent  in  the
transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

         (d) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

         (e) making responsible parties pay private parties, or groups of them, for damages done to their health or the environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA"--the Employee Retirement Income Security Act of 1974, as amended, and regulations and rules issued pursuant to that act or any successor law.

         "Escrow Agreement" --as defined in Section 5.2(a)(v).

         "GAAP"--generally   accepted  United  States  accounting   principles,
applied on a basis consistent with the basis on which the financial statements referred to in Section 3.4 were prepared.

         "Hazardous Materials"--any waste or other substance that, as of the date of this Agreement, is listed, defined, designated, or classified as hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any applicable Environmental Law, including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "Merger"--as defined in the Recitals hereto.

         "Noncompetition Agreements"--as defined in Section 5.2(a)(iv).

         "Occupational Safety and Health Law"--any law or regulation designed to provide safe and healthy working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private
(including  those  promulgated  or  sponsored  by  industry   associations  and
insurance   companies),   designed  to  provide  safe  and  healthful   working
conditions.

         "Securities Act"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that act or any successor law.

         "Sellers"--as defined in the first paragraph of this Agreement.

         "Subsidiary"  or  "Subsidiaries"--means   Certified  Transport,   LLC,
Venture Logistics, LLC and Ontario, Ltd.

         "TGI Disclosure Letter"--the disclosure letter delivered by TGI to Sellers concurrently with the execution and delivery of this Agreement.

         2.  PLAN OF REORGANIZATION

         2.1 THE MERGER. Subject to the terms and conditions of this Agreement, the Articles of Merger will be filed with the Secretary of State of the State of Indiana on the Closing Date. The date and time that the Articles of Merger are filed with the Indiana Secretary of State and the Merger thereby becomes effective will be referred to in this Agreement as the "Effective Time." Notwithstanding the Effective Time of the Merger, the Parties agree that for all accounting purposes, the Merger shall be deemed to occur as of April 30, 1998, and the results of operations and all other rights and benefits accruing to the Companies after April 30, 1998 shall be for the account of the surviving corporation. Subject to the terms and conditions of this Agreement and the Articles of Merger, Newco and Venture will be merged with and into Certified in a statutory merger pursuant to the Articles of Merger and in accordance with applicable provisions of Indiana law as follows:

        2.1.1  (a)      Conversion  of Certified  Common Stock.  Each
share of common stock of Certified, no par value (the "Certified Common Stock"), that is issued and outstanding immediately prior to the Effective Time, will, by virtue of the Merger and at the Effective Time and without further action on the part of any holder thereof, be converted into the right to receive (i) 2,524.77 shares of fully paid and nonassessable common stock of TGI, $.01 par value per share ("TGI Common Stock"); and (ii) cash consideration in the amount of $1,333.33 per share. The aggregate $400,000 in cash consideration shall be paid to the Sellers who are shareholders of Certified in cash at Closing, by wire transfer or certified check. The Sellers have elected and instructed TGI to allocate all of the cash consideration to William Keywan and to therefore disproportionately allocate the stock consideration among the shareholders of Certified. The total number of shares of TGI Common Stock and cash consideration into which each Seller's shares of Certified Common Stock will be converted is set forth below:

 Seller                    Cash                       TGI Stock
 ------                    ----                       ---------

William Keywan             $400,000                    345,725
James Arnold                    -0-                    411,705

    (b) Conversion of Venture Common Stock. Each share of common stock of Venture, no par value (the "Venture Common Stock"), that is issued and outstanding immediately prior to the Effective Time, will, by virtue of the Merger and at the Effective Time and without further action on the part of any holder thereof, be converted into the right to receive (i) 3,147.35 shares of TGI Common Stock, for a total of 314,735 shares of TGI Common Stock to be issued to M. Douglas Williams as the sole shareholder of Venture; and (ii) cash consideration in the amount of $4,000.00 per share. The aggregate $400,000 in cash consideration shall be paid to M. Douglas Williams as the shareholder of Venture in cash at Closing, by wire transfer or certified check.

     (c) Earn-Out. In addition, the Sellers shall have the potential to receive, and TGI will reserve on its books and records, up to an additional 270,512 shares of TGI restricted Common Stock in the event that the fiscal 1998 pre-tax net profits of the Companies reaches certain targets as set forth below (using GAAP and calculated based on the Companies' historical method of operations and excluding (i) any benefits attributable to synergies contributed by TGI, such as cost savings, decreased interest charges and purchasing improvements, other than synergies related to the Companies' change in accounting methods from cash basis to accrual basis ; and (ii) any increased expenses or charges attributable to post-closing operations by TGI outside of the ordinary course for the Companies. The additional shares, if any, shall be issued to the Sellers within fifteen (15) days after TGI's calculation of the Companies pre-tax net profits is deemed final as provided in 2.1.1(d) below, and shall be allocated among the Sellers equally. The share amounts set forth below shall be appropriately adjusted for any stock split, stock combination, stock dividend or other recapitalization or reorganization prior to the issuance thereof. In the event of the merger or sale of substantially all of the stock or assets of TGI prior to December 31, 1998, the Sellers shall be entitled to receive the full 270,512 shares of TGI common stock, whether or not the applicable earnings targets have been met.
                                           Additional Shares
Pre-Tax Profits                              To Be Issued

$1.3 million or less                           0
Greater than $1.3 million                      37,935
Greater than $1.4 million                      99,791
Greater than $1.5 million                      161,646
Greater than $1.6 million                      223,502
Greater than $1.7 million                      270,512


     (d) Dispute Resolution. Within ninety (90) days following the end of the Companies' 1998 fiscal year, TGI shall calculate and deliver to the Sellers a report showing the Companies' pre-tax net profit, calculated in the manner described above. On or prior to the thirtieth (30th) day thereafter, the Sellers may give TGI a written notice stating in reasonable detail any objections the Sellers may have to the calculation of pre-tax net profit. If the Sellers do not give TGI such notice within said 30-day time period, then TGI's calculation of pre-tax net profit will be conclusive and binding on the parties. If the Sellers do give TGI notice of an objection to such calculation, then the Sellers and TGI will attempt amicably to resolve the items in dispute and any such agreement will be conclusive and binding on the parties. If the Sellers and TGI do not resolve all items in dispute, then such dispute will be resolved by arbitration in Nashville, Tennessee (unless the Parties mutually agree upon a different location) in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") in as expedited a manner as is practicable. The Sellers shall appoint one arbitrator and TGI shall appoint one arbitrator within fifteen (15) calendar days from the date of submission of the claim to arbitration, and the two arbitrators so appointed shall appoint a third arbitrator within fifteen (15) days of the appointment of the second arbitrator. In the event that any party fails to appoint an arbitrator, such appointment shall be made by the AAA. The prevailing party shall be entitled to recover the cost of their respective attorneys, witnesses and experts in connection with such arbitration.

         2.1.2 Conversion of Newco Shares.  Each share of Newco Common
Stock, par value $0.01 ("Newco Common Stock"), that is issued and outstanding immediately prior to the Effective Time, will, by virtue of the Merger and without further action on the part of the sole shareholder of Newco, be converted into and become one share of common stock of Certified as the surviving corporation, which shall be the only share of Certified Common Stock that is issued and outstanding immediately after the Effective Time.

         2.2 FRACTIONAL SHARES. De minimis adjustments may be made to the relative amounts of cash and TGI stock to avoid fractional shares of TGI Common Stock.

         2.3 EFFECTS OF THE MERGER. At the Effective Time: (a) the separate existence of Venture and Newco will cease and each of Venture and Newco will be merged with and into Certified, and Certified will be the surviving corporation pursuant to the terms of the Articles of Merger; (b) the Articles of Incorporation and Bylaws of Newco will be the Articles of Incorporation and Bylaws of the surviving corporation, provided that such Articles will be amended to change the name of Newco to "Certified Transport, Inc."; (c) each share of Newco Common Stock outstanding immediately prior to the Effective Time will be converted as provided in Section 2.1.2 above; (d) the directors of Newco in effect at the Effective Time will be the directors of Certified as the surviving corporation, and the officers of Newco will be the officers of Newco as the surviving corporation; (e) each share of Certified Common Stock and Venture Common Stock outstanding immediately prior to the Effective Time will be converted as provided in Section 2.1.1; and (f) the Merger will, at and after the Effective Time, have all of the effects provided by applicable law.

         2.4 TAX-FREE REORGANIZATION. The Parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code. The Parties believe that the value of the TGI Common Stock and the cash consideration to be received by the Sellers in the Merger is equal to the value of the Certified Common Stock and the Venture Common Stock to be surrendered in exchange therefor. The TGI Common Stock issued in the Merger will be issued solely in exchange for the Certified Common Stock and Venture Common Stock, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to, the consideration paid for the Certified Common Stock and the Venture Common Stock. TGI represents now, and as of the Closing, that it presently intends to continue the Companies' historic business or use a significant portion of the Companies' business assets in a business. Sellers represent that they have no plan or intention to sell, exchange or otherwise dispose of a number of shares of TGI Common Stock received in the Merger that would reduce the value of the Sellers' TGI Common Stock in the aggregate to less than fifty percent (50%) of the value of the stock on the Closing Date. Sellers acknowledge that they have received their own independent tax advice and counsel with respect to the Merger and the transactions contemplated herein and are not relying on representations made by TGI or its counsel, accountants or advisors with respect thereto.

         2.5 PURCHASE ACCOUNTING TREATMENT. The Parties intend that the Merger be treated as a "purchase" for accounting purposes.

         2.6 WAIVER OF DISSENTERS RIGHTS. Each of the Sellers hereby waives any and all rights such shareholder has to dissent from the Merger under Indiana law.

         2.7 LOAN TO JAMES ARNOLD. TGI agrees to deliver to James Arnold on the Closing Date, in exchange for, and in accordance with the terms and conditions of, the Promissory Note, which shall be secured by Mr. Arnold's pledge of 65,979 shares of TGI Common Stock, the sum of US Four Hundred Thousand Dollars ($400,000). The Promissory Note shall bear interest at a rate of eight and one-half percent (8.5%) per annum and shall be payable in accordance with the terms set forth therein. The Parties acknowledge that the loan described herein is not intended to serve as additional merger consideration and is intended to be repaid in cash in accordance with its terms.

         2.8 RESTRICTED SHARES. The shares of TGI Common Stock to be issued to the Sellers in connection with the Merger have not been registered with the Securities and Exchange Commission, and therefore may not be sold by the Sellers except pursuant to an exemption from registration. Upon receipt by TGI of a letter from legal counsel to the Sellers stating that such shares may be freely sold under Rule 144(k) of the Securities Act of 1933, TGI will reissue the certificate for said shares without the restrictive legend therefor.

         3.       REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers represent and warrant to TGI as follows:

         3.1      ORGANIZATION AND GOOD STANDING.

         (a) Schedule 3.1 hereto contains a statement of the Companies' and each Subsidiary's jurisdiction of incorporation, a list of all other jurisdictions in which it is authorized to do business. The Companies and each Subsidiary are duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under its contracts. The Companies and each Subsidiary are duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for those jurisdictions where the failure to be so qualified will not have a material adverse effect on the Companies.

         (b)  Sellers  have   delivered  to  TGI  copies  of  the  Articles  of
Incorporation and Bylaws of the Companies and the Articles of Organization and Operating Agreements for each Subsidiary, as currently in effect.



         (c) The Companies do not own any equity or other interest in any company, entity, partnership or joint venture other than the Subsidiaries.

         3.2      AUTHORITY; NO CONFLICT.

         (a) This Agreement constitutes the legal, valid, and binding obligation of Sellers and the Companies enforceable against them in accordance with its terms. Upon the execution and delivery by Sellers of the Employment Agreements, the Escrow Agreement, the Subscription Agreements and the Noncompetition Agreements (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers and the Companies, enforceable against them in accordance with their respective terms. Each of the Sellers and the Companies has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform their respective obligations under this Agreement and the Sellers' Closing Documents.

         (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                  (i)  contravene,  conflict  with, or result in a violation of
         (A) any provision of the Articles of Incorporation or Bylaws of the Companies or any Subsidiary; or (B) any resolution adopted by the board of directors or the stockholders of the Companies or any Subsidiary; or (C) any of the material terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any permit or authorization that is held by the Companies or any Subsidiary or that otherwise relates to the business of, or any of the assets owned or used by, the Companies or any Subsidiary; or (D) any material provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify any contract to which the Companies or any Subsidiary is bound; or

                  (ii) result in the imposition or creation of any lien, claim or encumbrance upon or with respect to any of the assets owned or used by the Companies or any Subsidiary.

         (c) Except as set forth in Schedule 3.2, neither Sellers, the Companies nor any Subsidiary is or will be required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

        3.3      CAPITALIZATION.

         (a) The authorized equity securities of Certified consists of 1,000 shares of common stock, no par value per share, of which 300 shares will be issued and outstanding as of the Closing Date. The authorized equity securities of Venture consists of 1,000 shares of common stock, no par value per share, of which 100 shares will be issued and outstanding as of the Closing Date (the issued and outstanding shares of Certified and Venture are referred to as the "Shares"). Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all liens, claims or encumbrances. As of the Closing Date, the shares will be owned of record as shown on Schedule 3.3. With the exception of the Shares (which are owned by Sellers), there are no other outstanding equity securities or other securities of the Companies. No legend or other reference to any purported encumbrance appears upon any certificate representing equity securities of the Companies. All of the outstanding equity securities of the Companies have been duly authorized and validly issued and are fully paid and nonassessable. There are no contracts relating to the issuance, sale or transfer of any equity securities or other securities of the Companies. None of the outstanding equity securities or other securities of either of the Companies was issued in violation of the Securities Act or any other law or regulation. With the exception of its current interest in the Subsidiaries, neither of the Companies owns, nor does it have any contract to acquire, any equity securities or other securities of any person or any direct or indirect equity or ownership interest in any other business.

         (b) The authorized equity securities of each Subsidiary and the number of shares of such Subsidiary that are outstanding are set forth on Schedule
3.3. Certified will be on the Closing Date the record and beneficial owner and holder of all of the issued and outstanding stock of each Subsidiary, free and clear of all liens, claims or encumbrances. With the exception of the shares owned by Certified, there are no other outstanding equity securities or other securities of any Subsidiary. No legend or other reference to any purported encumbrance appears upon any certificate representing equity securities of a Subsidiary. All of the outstanding equity securities of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. There are no contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Subsidiary. None of the outstanding equity securities or other securities of any Subsidiary was issued in violation of the Securities Act or any other law or regulation. No Subsidiary owns, nor does it have any contract to acquire, any equity securities or other securities of any person or any direct or indirect equity or ownership interest in any other business.

         3.4 FINANCIAL STATEMENTS. Sellers have delivered to TGI: (a) audited balance sheets of Venture Logistics, LLC, and Certified Transport, LLC, as at its fiscal year end in each of the years 1995 through 1997, and the related audited statements of income, changes in stockholders' and members' equity, and cash flow for each of the fiscal years then ended (such financial statements as of December 31, 1997, are referred to herein as the "1997 Financial Statements"), and (b) a balance sheet of the Subsidiaries as at March 31, 1998 (the "March 31 Balance Sheet"). Such financial statements and the notes thereto fairly present the financial condition and the results of operations, changes in stockholders' equity and cash flow of the Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP (except as indicated in the notes thereto), consistently applied throughout the periods involved (subject, in the case of the interim statements, to normal year-end adjustments).

         3.5 BOOKS AND RECORDS. The books of account, minute books, stock record books and other records of each of the Companies and each Subsidiary, all of which have been made available to TGI, are complete and correct and have been maintained in all material respects in accordance with applicable law. The minute books of each of the Companies and each Subsidiary contain accurate and complete records of all meetings of, and corporate actions taken by, the stockholders, the Boards of Directors and committees of the Boards of Directors of the Companies and each Subsidiary, and no formal meeting of any such stockholders, Board of Directors or committee has been held for which minutes have not been prepared and are not contained in such minute books.

         3.6 TITLE TO PROPERTIES; ENCUMBRANCES. Schedule 3.6 contains a complete and accurate list of all real property and material items of personal property owned by the Companies and each Subsidiary. Except as set forth in
Schedule 3.6 or as otherwise reflected in the 1997 Financial Statements or the March 31 Balance Sheet, the Companies and each Subsidiary own good and marketable title to the properties and assets located in the facilities owned or operated by the Companies or any Subsidiary or reflected as owned in the books and records of the Companies or any Subsidiary, including all of the properties and assets reflected in the 1997 Financial Statements, and all of the properties and assets purchased or otherwise acquired by the Companies or any Subsidiary since the date thereof. All material properties and assets reflected in the 1997 Financial Statements are free and clear of all liens, claims or encumbrances and are not, in the case of real property, subject to any use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the 1997 Financial Statements or the March 31 Balance Sheet as securing specified liabilities or obligations, with respect to which no material default (or event that, with notice or lapse of time or both, would constitute a default) exists, and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

         3.7 CONDITION AND SUFFICIENCY OF ASSETS. The buildings, plants, structures, and equipment owned or leased by the Companies and each Subsidiary are structurally sound, are in good operating condition and repair (normal wear and tear excepted) and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs. The building, plants, structures, and equipment owned or leased by the Companies and each Subsidiary are sufficient for the continued conduct of the Companies' and each Subsidiary's businesses after the Closing in substantially the same manner as conducted prior to the Closing, subject to the receipt by Certified of fifty (50) tractors currently on order and normal turnover in equipment.

         3.8 ACCOUNTS RECEIVABLE. All accounts receivable of each of the Companies and each Subsidiary as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the accounts receivable are or will be as of the Closing Date current and collectible without resort to litigation, net of the respective reserves shown on the 1997 Financial Statements. There is no contest, claim, or right of set-off relating to the amount or validity of such accounts receivable, except immaterial amounts arising in the ordinary course of business, and subject to reconciliation of the Air Cargo account. The parties agree that in the event that the Sellers are required to reimburse TGI or the Companies for an uncollected receivable due to a breach of this representation and warranty, the amount of such receivable paid by the Sellers will be assigned to the Sellers for collection and receipt.

         3.9 NO UNDISCLOSED LIABILITIES. Except as noted on Schedule 3.9, neither the Companies nor any Subsidiary has any liabilities or obligations except for liabilities or obligations reflected or reserved against in the 1997 Financial Statements, the March 31 Balance Sheet or otherwise reflected herein, and current liabilities incurred in the ordinary course of business since the date thereof.

         3.10     TAXES.

         (a) The Companies and each Subsidiary have filed or caused to be filed on a timely basis all tax returns that are or were required to be filed by or with respect to it. The Companies and each Subsidiary have paid, or made provision as reflected on its financial statements for the payment of, all taxes that have or may have become due for all periods prior to Closing. All tax returns filed by the Companies any each Subsidiary are true, correct and complete.

         (b) Neither Sellers, the Companies, nor any Subsidiary has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other person) of any statute of limitations relating to the payment of taxes of the Companies.

         (c) The charges, accruals, and reserves with respect to taxes on the books of the Companies are adequate (determined in accordance with GAAP) and are at least equal to the Companies' liability for taxes (including any Subsidiaries' liability). To the Sellers' knowledge, there exists no proposed tax assessment against the Companies or any Subsidiary except as disclosed in the 1997 Financial Statements or the March 31 Balance Sheet. All taxes that either of the Companies or any Subsidiary is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body or other person.

         3.11 NO MATERIAL ADVERSE CHANGE. With the exception of matters disclosed in the March 31 Balance Sheet, since the date of the 1997 Financial Statements, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Companies or any Subsidiary, and no event has occurred or, to the Sellers' knowledge, circumstance exists that should reasonably be expected to result in such a material adverse change.

         3.12 EMPLOYEE BENEFITS. Schedule 3.12 contains a list of all pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans maintained by either of the Companies or any Subsidiary (the "Plans"), including, without limitation, all "employee benefit plans" as defined in
Section 3(3) of ERISA. As of the Closing Date, all contributions due from the Companies or any Subsidiary with respect to any of the Plans have been made or accrued on the Companies' financial statements, and no further contributions will be due or will have accrued thereunder as of the Closing. Each of the Plans, and its operation and administration, is, in all material respects, in compliance with all applicable, federal, state, local and other governmental laws and ordinances, orders, rules and regulations, including the requirements of ERISA and the Internal Revenue Code. All such Plans that are "employee pension benefit plans" (as defined in Section 3(2) of ERISA) which are intended to qualify under I.R.C. Section 401(a)(8) have received favorable determination letters that such plans satisfy all qualification requirements. In addition, neither of the Companies has been a participant in any "prohibited transaction," within the meaning of Section 406 of ERISA, with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which either of the Companies or any Subsidiary sponsors as employer or in which either of the Companies or any Subsidiary participates as an employer, which was not otherwise exempt pursuant to Section 408 of ERISA (including any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise tax.

         3.13     COMPLIANCE.

         (a) The Companies and each Subsidiary are, and for the past three (3) years have conducted their business and the ownership and use of their assets in substantial compliance with all applicable laws.

         (b) Schedule 3.13 contains a complete and accurate list of each permit or governmental consent or authorization that is held by either of the Companies and each Subsidiary or that otherwise relates to the business of, or to any of the assets owned or used by, the Companies or any Subsidiary. Each such permit or governmental consent or authorization is valid and in full force and effect and constitutes all of the governmental authorizations materially necessary to permit the Companies and each Subsidiary to lawfully conduct and operate its business in the manner currently conducted.


         3.14     LITIGATION.

         (a) Except as set forth in Schedule 3.14, there is no pending or to the knowledge of the Sellers, threatened action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any governmental body or arbitrator (i) that has been commenced by or against either of the Companies or any Subsidiary or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Companies or any Subsidiary; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or enjoining, any of the Contemplated Transactions.

         (b) Except as set forth on Schedule 3.14, there is no order or court decision to which any of the Companies, any Subsidiary, the Sellers, any director or officer of either of the Companies, or any of the assets owned or used by the Companies or any Subsidiary, is subject.

         3.15 ABSENCE OF CHANGES. Except as set forth in Schedule 3.15, since December 31, 1997 (except as disclosed in the March 31 Balance Sheet), each of the Companies and each Subsidiary has conducted its business only in the ordinary course and there has not been any:

         (a) change in its authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of either of the Companies or any Subsidiary; issuance of any security convertible into such capital stock; grant of any purchase, redemption or stock retirement rights, or any acquisition by either of the Companies or any Subsidiary of any shares of its capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

         (b) amendment to the Articles of Incorporation or Bylaws of either of the Companies or any Subsidiary;

         (c) payment or increase by either of the Companies or any Subsidiary of any bonuses, salaries or other compensation to any stockholder, director, officer or employee (except normal raises in the ordinary course of business consistent with past practices), or entry into any employment, severance, or similar contract with any director, officer or employee;

         (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees of either of the Companies or any Subsidiary;

         (e) material damage to or destruction or loss of any material asset or property of either of the Companies or any Subsidiary not covered by insurance;

         (f) entry into, termination of, or receipt of notice of termination of any material contract or any contract or transaction involving a total remaining commitment by or to either of the Companies or any Subsidiary of at least $50,000;

         (g) sale, lease, or other disposition of any material asset or property of either of the Companies or any Subsidiary, or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of either of the Companies or any Subsidiary;

         (h) material change in the accounting methods used by the Companies; or

         (i) agreement, whether oral or written, by either of the Companies or any Subsidiary to do any of the foregoing.

         3.16     CONTRACTS; NO DEFAULTS.

         (a) Schedule 3.16 contains a complete and accurate list, and Sellers have delivered to TGI true and complete copies, of:

                  (i) each contract that involves performance of services or delivery of goods or materials by or to either of the Companies or any Subsidiary of an amount or value in excess of $50,000 in the aggregate;

                  (ii) each lease, license, installment and conditional sale agreement, and other contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property;

                  (iii) each joint venture, partnership, and other contract involving a sharing of profits, losses, costs, or liabilities by either of the Companies or any Subsidiary with any other person;

                  (iv) each contract containing covenants that in any way purport to restrict the business activity of either of the Companies or any Subsidiary;

                  (v) each power of attorney that is currently effective and outstanding; and

                  (vi) each written warranty, guaranty, and or other similar undertaking by either of the Companies or any Subsidiary.

         (b) Each contract  identified or required to be identified in Schedule
3.16 is in full force and effect and is valid and enforceable in accordance with its terms and is enforceable by Certified as the surviving company in the Merger. Each of the Companies and each Subsidiary is, and at all times has been, in compliance with all material terms and requirements of each contract. Each third party to any contract with either of the Companies or any Subsidiary is, and at all times has been, in material compliance with all applicable terms and requirements of such contract. Neither of the Companies nor any Subsidiary has given nor received notice from any other person regarding any actual, alleged, possible, or potential violation or breach of, or default under, any contract, and no default or event of default has occurred thereunder.

         3.17     INSURANCE.

         (a) Sellers have delivered to TGI true and complete copies of all insurance policies to which either of the Companies or any Subsidiary is a party or under which either of the Companies or any Subsidiary is or has been covered at any time within the three (3) years preceding the date of this Agreement, and true and complete copies of all pending applications for policies of insurance.

         (b) All policies to which either of the Companies or any Subsidiary is a party or that provide coverage to any Seller, either of the Companies, any Subsidiary or any director or officer of either of the Companies or any Subsidiary (i) are valid, outstanding, and enforceable; (ii) in the Sellers' judgment, are issued by an insurer that is financially sound and reputable;
(iii) in the Sellers' judgment provide adequate insurance coverage for the assets and the operations of the Companies and the Subsidiaries; (iv) will continue in full force and effect following the consummation of the Contemplated Transactions; and (v) except as set forth in Schedule 3.17, do not provide for any retrospective premium adjustment or other experienced-based liability on the part of either of the Companies or any Subsidiary.

         (c) None of the Sellers, the Companies nor any Subsidiary has received
(i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (ii) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

         (d) Each of the Companies and each Subsidiary has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which it is a party or that provides coverage to it. Each of the Companies and each Subsidiary has given notice to the insurer of all known claims that may be insured thereby.

         3.18     ENVIRONMENTAL MATTERS.

         (a) None of the Companies nor any Subsidiary is or has been in material violation of or liable under, any applicable Environmental Law. Sellers have no basis to expect, nor have Sellers or either of the Companies or any Subsidiary received, any actual or threatened order, notice, or other communication from (i) any governmental body or private citizen, or (ii) the current or prior owner or operator of any facilities owned or leased by either of the Companies or any Subsidiary, of any actual or potential violation or failure to comply with any Environmental Law.

         (b) To the Sellers' knowledge, there are no above or underground storage tanks, landfills, land deposits, or dumps present on or at the facilities owned or leased by either of the Companies or any Subsidiary or, to the knowledge of the Sellers, at any adjoining property, or incorporated into any structure therein or thereon. None of the Companies nor any Subsidiary has transported Hazardous Materials except in the ordinary operation of its business.

         (c) The Sellers have delivered to TGI true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers, the Companies or any Subsidiary pertaining to Hazardous Materials in, on, or under the facilities owned or leased by either of the Companies or any Subsidiary.

         3.19     EMPLOYEES; INDEPENDENT CONTRACTORS.

         (a) Schedule 3.19 contains a complete and accurate list of (i) each officer or director of each of the Companies and each Subsidiary, his or her job title, and current compensation; and (ii) each independent contractor of each of the Companies and each Subsidiary, the type of services he or she provides and his current compensation.

         (b) To the Sellers' knowledge, no employee or independent contractor of either of the Companies or any Subsidiary is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, between such employee and any other person that in any way adversely affects or will affect (i) the performance of his duties to the Companies or any Subsidiary, or (ii) the ability of either of the Companies or any Subsidiary to conduct its business.

         (c) Except as noted on Schedule 3.19, all persons rendering services to each of the Companies or any Subsidiary have been properly characterized and treated as either employees or independent contractors, and neither of the Companies nor any Subsidiary has received notice of, nor do Sellers have any reason to believe that, such treatment will be challenged by the IRS or otherwise.

         3.20     LABOR RELATIONS; COMPLIANCE.

         (a) Neither of the Companies nor any Subsidiary has been nor is it now a party to any collective bargaining or other labor contract. There is not presently pending or existing, and there is not threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any proceeding against or affecting the Companies or any Subsidiary relating to the alleged violation of any applicable law pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting the Companies, or (c) any application for certification of a collective bargaining agent. There is no lockout of any employees by the Companies or any Subsidiary, and no such action is contemplated by the Companies or any Subsidiary. Each of the Companies and each Subsidiary has complied in all material respects with all legal requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

         (b) Each of the Companies and each Subsidiary is, and at all times has been, in substantial compliance with, and has not been and is not in material violation of or liable under, any Occupational Safety and Health Law. Sellers have no reasonable basis to expect, nor have Sellers, either of the Companies or any Subsidiary received, any actual or threatened order, notice, or other communication from any person of any actual or potential violation or failure to comply with any Occupational Safety and Health Law.

         3.21     INTELLECTUAL PROPERTY.

         (a) Intellectual Property Assets. The term "Intellectual Property Assets" includes:

                  (i) the Companies and each Subsidiary's names, all fictional business names, trade names, registered and unregistered trademarks, service marks, and applications;

                  (ii) all patents, patent applications, inventions and discoveries that may be patentable;

                  (iii) all copyrights in both published works and unpublished works; and

                  (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings and blue prints owned, used, or licensed by the Companies or any Subsidiary.

         (b) The Intellectual Property Assets are listed on Schedule 3.21. Each of the Companies (directly or indirectly through its Subsidiaries) owns all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

         (c) Following completion of upgrades scheduled for August, 1998, which have been contracted and paid for by the Companies, the operating systems and other software used by the Companies and the Subsidiaries will (i) store all date-related information and process all data interfaces involving dates in a manner that unambiguously identifies the century, for all date values before, during and after the Year 2000; (ii) calculate, sort, report and otherwise operate correctly and in a consistent manner for all date information processed by the software, whether before, during or after the Year 2000; (iii) calculate, sort, report and otherwise operate correctly, in a consistent manner and without interruption regardless of whether the date of operation is before, during or after the Year 2000; (iv) report and display all dates with a four-digit date so that the century is unambiguously identified; and (v) handle all leap years, including but not limited to the Year 2000 leap year, correctly.

         3.22  RELATIONSHIPS  WITH  RELATED  PERSONS.  Except  as set  forth in
Schedule 3.22, no Seller or any related person or affiliate of Sellers or of either of the Companies has, or has had, any interest in any property used in either of the Companies' or any Subsidiary's business. No Seller or any related person or affiliate of Sellers or of either of the Companies is, or has owned, directly or indirectly, an equity interest or any other financial or profit interest in, an entity that has (i) had business dealings or a material financial interest in any transaction with either of the Companies or any Subsidiary; or (ii) engaged in competition with either of the Companies or any Subsidiary with respect to any line of the products or services of either of the Companies or any Subsidiary. No Seller or any related person or affiliate of Sellers or of either of the Companies is a party to any contract with either of the Companies or any Subsidiary.

         3.23 BROKERS OR FINDERS. Except as set forth in Schedule 3.23, neither of the Companies, any Seller or their respective agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         3.24 DISCLOSURE. No representation or warranty of Sellers in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to Sellers that has specific application to any Seller, either of the Companies or any Subsidiary (other than general economic or industry conditions) and that materially adversely affects or, as far as either Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of either of the Companies or any Subsidiary that has not been set forth in this Agreement.

         3.25 INVESTMENT REPRESENTATION. Each of the Sellers is acquiring the shares of the TGI Common Stock for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Each Seller understands that such shares are "restricted stock" and agrees not to sell, pledge, transfer, assign or otherwise dispose of such shares except in accordance with the Securities Act and the rules and regulations promulgated thereunder.

         4.       REPRESENTATIONS AND WARRANTIES OF TGI AND NEWCO

         A. TGI has delivered to Sellers, simultaneously herewith, the TGI Disclosure Letter. TGI represents and warrants to Sellers as follows:

         4.1 ORGANIZATION AND GOOD STANDING. TGI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, with the corporate power to own its properties and to carry on its business as now being conducted.

         4.2      AUTHORITY; NO CONFLICT.

 .        (a)      This Agreement  constitutes the legal, valid and binding
obligation of TGI, enforceable against TGI in accordance with its terms. TGI has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

         (b) This Agreement has been approved by all necessary corporate action of TGI. Neither the execution and delivery of this Agreement by TGI nor the consummation or performance of any of the Contemplated Transactions by TGI will give any person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to or conflict with:

                  (i) any provision of TGI's Articles of Incorporation or Bylaws;

                  (ii) any resolution adopted by the board of directors or the stockholders of TGI;

                  (iii) any legal requirement or order to which TGI may be subject; or

                  (iv) any contract to which TGI is a party or by which TGI may be bound.

         (c) Except as set forth on Schedule 4.2, TGI is not and will not be required to obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.3 CERTAIN PROCEEDINGS. There is no pending proceeding that has been commenced against TGI and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise enjoining, any of the Contemplated Transactions.

         4.4 SECURITIES COMPLIANCE. TGI has made all securities filings required as a "reporting company" under the Exchange Act of 1934, as amended. TGI's 10-K for the year ended December 31, 1997, is accurate and complete in form and content in all material respects, and does not contain any material misstatement or omit to state a material fact required to make such filing not misleading, and no material adverse change has occurred with respect to TGI since the date thereof. Upon completion of the Merger, the TGI Common Stock to be issued to the Sellers in connection with the Merger will be fully paid and nonassessable.

         B. Newco represents and warrants to Sellers as follows:

         4.5 ORGANIZATION AND GOOD STANDING. Newco is a corporation duly organized, validly existing, and in good standing under the laws of the State of Indiana, with the corporate power to own its properties and to carry on its business as now being conducted.

         4.6      AUTHORITY; NO CONFLICT.

         (a) This Agreement constitutes the legal, valid and binding obligation of Newco, enforceable against Newco in accordance with its terms. Newco has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

         (b) This Agreement has been approved by all necessary corporate action of Newco. Neither the execution and delivery of this Agreement by Newco nor the consummation or performance of any of the Contemplated Transactions by Newco will give any person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to or conflict with:

                  (i) any provision of Newco's Articles of Incorporation or Bylaws;

                  (ii) any resolution adopted by the board of directors or the stockholders of Newco;

                  (iii) any legal requirement or order to which Newco may be subject; or

                  (iv) any contract to which Newco is a party or by which Newco may be bound.

         (c) Except as set forth on Schedule 4.6, Newco is not and will not be required to obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.7 CERTAIN PROCEEDINGS. There is no pending proceeding that has been commenced against Newco and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise enjoining, any of the Contemplated Transactions.

         5.       CLOSING

         5.1 CLOSING. The consummation of the Merger provided for in this Agreement (the "Closing") will take place at the offices of Womble Carlyle
Sandridge & Rice, PLLC, Suite 700, 1275 Peachtree Street, Atlanta, Georgia 30309, at 10:00 a.m. (local time) on May 5, 1998, or at such time and place as the Parties may agree.

         5.2      CLOSING OBLIGATIONS.  At the Closing:

         (a)      Sellers will deliver to TGI:

                           (i) certificates representing their shares of Certified Common Stock and Venture Common Stock, duly endorsed for transfer (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank;

                           (ii) releases and resignations from the officers, directors and managers of each of the Companies and each Subsidiary duly executed by such parties;

                           (iii)  employment  agreements in the form of Exhibit
                  "B,"   executed  by  each  of  the   Sellers   (collectively,
                  "Employment Agreements");

                           (iv)     noncompetition  agreements  in the form of
 Exhibit "C," executed by each of the Sellers (collectively, the "Noncompetition Agreements");

                           (v)      an escrow  agreement  in the form of Exhibit
"D,"  executed  by  Sellers  (the "Escrow Agreement");

                           (vi) a  subscription  agreement  executed by each of
                  the Sellers for the shares of TGI Common Stock to be received by the Sellers in the Merger in the form attached hereto as Exhibit "E";

                           (vii) promissory notes in the aggregate principal amount of $603,018 in the form of Exhibit "F," executed by the Sellers and secured by a pledge of the equivalent value of shares of TGI Common Stock issued in connection herewith in consideration of prior loans by the Subsidiaries to such Sellers;

                           (viii) a Stock Pledge Agreement in the form of Exhibit "G," executed by each Seller; and

                           (ix) Sellers shall execute and deliver closing certificates in the form attached hereto as Exhibit "H," with all attachments called for accurately attached thereto.

         (b)      TGI will deliver to Sellers:

                           (i) share  certificates  representing the TGI Common
                  Stock, issued in the name of the Sellers in the amounts indicated in Section 2.1.1;

                           (ii)     the cash consideration referred to in
                  Section 2.1.1 hereof; and

                           (iii) TGI and Newco shall execute and deliver closing certificates in the form attached hereto as Exhibit "H," with all attachments called for accurately attached thereto.

         (c)      Certified will deliver:

                           (i) to Keywan & Arnold Properties,  LLC, a five year
                  Lease Agreement for its current headquarters facility in the form of Exhibit "H," executed by Certified; and

                           (ii) to the Sellers,  the  employment  agreements in
                  the form of Exhibit "B" executed by Certified.

(4)      James Arnold will deliver to TGI :

                           (i) a  promissory  note in the amount of $400,000 in
                  the form of Exhibit "I," executed by James Arnold and secured by a pledge of 65,979 shares of TGI Common Stock, issued to Mr. Arnold in connection herewith in consideration of a loan by TGI to Mr. Arnold in the original principal amount of $400,000; and

                           (ii) a Stock Pledge Agreement in the form of Exhibit
"G," executed by James Arnold.

         (e) The Companies and Newco shall execute and file Articles of Merger in the form attached hereto as Exhibit "A."

         6.       INDEMNIFICATION; REMEDIES

         6.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE. All representations, warranties, covenants, and obligations in this Agreement, and any other certificate or document delivered pursuant to this Agreement, will survive the Closing.

         6.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS. Sellers, jointly and severally, will indemnify and hold harmless TGI, the Companies, and their respective representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

         (a) any breach of any representation or warranty made by Sellers in this Agreement or any other certificate or document delivered by Sellers or the Companies pursuant to this Agreement to the extent not cured or waived as of the Closing Date;

         (b) any breach by Sellers or either of the Companies of any covenant or obligation in this Agreement to the extent not cured or waived as of the Closing Date;

         (c) any product shipped or any services provided by either of the Companies or any Subsidiary prior to the Closing Date, less any insurance proceeds received by the Companies in connection therewith; or

         (d) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with either Seller or either of the Companies (or any person acting on their behalf) in connection with any of the Contemplated Transactions other than fees of Certified to Scopelitis, Garth, Light & Hanson, together with actual attorneys' fees, in an aggregate amount not to exceed $350,000.

         6.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY TGI. TGI will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages (as defined in 6.2 above) arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by TGI in this Agreement or in any certificate delivered by TGI pursuant to this Agreement to the extent not cured or waived as of the Closing Date, (b) any breach by TGI of any covenant or obligation of TGI in this Agreement to the extent not cured or waived as of the Closing Date, (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with TGI (or any person acting on its behalf) in connection with any of the Contemplated Transactions, or (d) any product shipped or any services provided by the Companies after the Closing Date, less any insurance proceeds received by the Sellers in connection therewith.

         The remedies provided in this Section 6.2 will not be exclusive of or limit any other remedies that may be available to TGI or the other Indemnified Persons.

         6.4 TIME LIMITATIONS. If the Closing occurs, Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty other than those in Sections 3.3, 3.10, 3.12, 3.18 and 3.19, unless on or before the second (2nd) anniversary of the Closing Date TGI notifies
Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by TGI. A claim with respect to Section 3.3, or a claim for indemnification or reimbursement based upon any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time. A claim with respect to Sections 3.10, 3.12, 3.18 or 3.19 may be made at any time prior to the expiration of the applicable statute of limitations for the cause of action giving rise to such Damages. If the Closing occurs, TGI will have no liability (for indemnification or otherwise) with respect to any representation or warranty, unless on or before the second (2nd) anniversary of the Closing Date Sellers notify TGI of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

         6.5 ESCROW. At the Closing, the Sellers will deposit 165,000 shares of TGI's Common Stock that are issued to the Sellers in the Merger (the "Escrow Shares") with a bank or trust company located within the State of Georgia which will act as an escrow agent (the "Escrow Agent"), who will hold the Escrow Shares in escrow as collateral for the indemnification obligations of the Sellers under this Agreement. The Escrow Shares will be released to the Sellers on the expiration of one (1) year following the Closing Date, if no indemnification claims are then outstanding and will serve as security for the Sellers' indemnity obligations as set forth in the Escrow Agreement.

         6.6      PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS.

         (a) Promptly after receipt by an Indemnified Person of notice of the commencement of any proceeding against it, such Indemnified Person will, if a claim is to be made against an indemnifying party under such Section, promptly give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any Indemnified Person, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the Indemnified Person's failure to give such notice.

         (b) If any proceeding referred to in Section 6.6(a) is brought against an Indemnified Person and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will, unless the claim involves taxes, be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel reasonably satisfactory to the Indemnified Person and, after notice from the indemnifying party to the Indemnified Person of its election to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Section 6 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the Indemnified Person in connection with the defense of such proceeding, other than reasonable costs of investigation. The indemnifying party may elect not to assume the defense of a proceeding until such time as its indemnification obligation hereunder is established. If the indemnifying party assumes the defense of a proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification, (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the Indemnified Person's consent unless (A) there is no finding or admission of any violation of applicable laws or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Person, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, within twenty (20) days after such notice is given, give notice to the Indemnified Person of its election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected by the Indemnified Person. Notwithstanding the foregoing, the filing of an answer, appearance or pre-answer motions by the indemnifying party in order to preserve the rights of the Indemnified Party due to a filing deadline shall not in itself constitute its election to assume the defense of a claim hereunder.

         (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such proceeding, but the indemnifying party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

         (d) Sellers hereby consent to the non-exclusive jurisdiction of any court in which a proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

         6.7  PROCEDURE  FOR   INDEMNIFICATION--OTHER   CLAIMS.   A  claim  for
indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         6.8 LIMITATION. Notwithstanding the foregoing, neither Party shall be liable for indemnification hereunder unless and until the amount of any claim, or the aggregate amount of all claims, then made by the other Party equals or exceeds Fifty Thousand Dollars ($50,000).

         6.9 RELEASE OF GUARANTEES. The Companies will use their best efforts to obtain the release of any personal guarantees provided by the Sellers to a third party with respect to any debt or obligation of the Companies or its Subsidiaries. Until such guarantees are released or the underlying obligations fully satisfied, TGI will cause the Companies to perform all obligations thereunder and will fully indemnify the Sellers against any loss, claim or payment made with respect thereto.

         7.       GENERAL PROVISIONS

         7.1 EXPENSES. Each Party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants, with the exception of $350,000 in fees payable to Scopelitis, Garvin, Light & Hanson, one half of which shall be paid by Certified or Newco on the Closing Date, with the remainder paid by Certified or Newco within thirty (30) days after the Closing.

         7.2 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued at such time and in such manner as mutually agreed, except TGI may make such disclosures as it deems necessary to comply with applicable securities laws. Unless consented to by TGI in advance or required by applicable law, prior to the Closing Sellers shall, and shall cause the Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any person. Sellers and TGI will mutually agree upon the means by which the Companies' employees, customers, and suppliers and others having dealings with the Companies will be informed of the Contemplated Transactions, and TGI will have the right to be present for any such communication.

         7.3 CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, TGI, Newco and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of TGI, Newco and the Companies to maintain in confidence, any written information originally furnished by another party in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. Unless otherwise agreed in writing between the Parties, if the Contemplated Transactions are not consummated by May 31, 1998, each party will return all such written information to the other party as it may reasonably request.

         7.4 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         Sellers:                   James Arnold
                                    2550 Chaseway Court
                                    Indianapolis, Indiana 46268
                                    Facsimile No.: (317) 780-6434

                                    William T. Keywan
                                    2415 West Thompson
                                    Indianapolis, Indiana 46217
                                    Facsimile No.: (317) 780-6434

                                    M. Douglas Williams
                                    11499 Valley Meadow Drive
                                    Zionsville, Indiana 46077
                                    Facsimile No.: (317) 780-6434

         with a copy to:            Jay D. Robinson, Jr., Esq.
                                    Scopelitis, Garvin, Light & Hanson
                                    1777 Market Tower
                                    10 West Market Street
                                    Indianapolis, Indiana 46204-2971
                                    Facsimile No.: (317) 687-2414

         TGI:                       Transit Group, Inc.
                                    Overlook III, Suite 1740
                                    2859 Paces Ferry Road
                                    Atlanta, Georgia  30339
                                    Attention:  Philip A. Belyew, President
                                    Facsimile No.:  (770) 444-0246
         with a copy to:            Sharon L. McBrayer, Esq.
                                    Womble Carlyle Sandridge & Rice, PLLC
                                    1275 Peachtree Street, N.E., Suite 700
                                    Atlanta, Georgia 30309
                                    Facsimile No.: (404) 870-4825

         7.5 FURTHER ASSURANCES. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         7.6 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Parties; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         7.7 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Party to be charged with the amendment.

         7.8 DISCLOSURE LETTER. The disclosures in the Companies's Schedules relate only to the representations and warranties in the Section of the Agreement to which they expressly refer.
         7.9 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. No Party may assign any of its rights under this Agreement without the prior consent of the other Parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

         7.10 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         7.11 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         7.12 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         7.13 GOVERNING LAW. This Agreement will be governed by the laws of the State of Indiana without regard to conflicts of laws principles.

         7.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                 "TGI":

                                          TRANSIT GROUP, INC.

                                          BY:      /s/ Philip A.Belyew
                                                   PHILIP A. BELYEW, President


                                 "NEWCO":

                                          CERTIFIED ACQUISITION CORP.

                                          BY:    /s/ Philip A.Belyew
                                                 PHILIP A. BELYEW, President


                                 THE "COMPANIES":

                                          CERTIFIED TRANSPORT, INC.

                                          BY:    /s/ William T. Keywan
                                                 WILLIAM T. KEYWAN, President


                                                 VENTURE LOGISTICS, INC.

                                          BY:    /s/ M. Douglas Williams
                                                 M. DOUGLAS WILLIAMS, President


                                    SELLERS:

                                                     /s/ James Arnold
                                                     JAMES ARNOLD


                                                     /s/ William T. Keywan
                                                     WILLIAM T. KEYWAN


                                                     /s/ M. Douglas Williams
                                                     M. DOUGLAS WILLIAMS


Rev. May 15, 1998